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                                                                    Exhibit 21.1

                      CABLE DESIGN TECHNOLOGIES CORPORATION
                         SUBSIDIARIES OF THE REGISTRANT


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
Anglo-American Cables Limited                   (Incorporated - United Kingdom)
A.W. Industries                                 (Incorporated - Florida)
Barcel/CDT, Inc.                                (Incorporated - California)
Cable Design Technologies Inc.                  (Incorporated - State of Washington)
CDT (Deutschland) GMBH                          (Incorporated - Germany)
CDT International Holdings Inc.                 (Incorporated - Delaware)
CDT Italia, S.R.L.                              (Incorporated - Italy)
Industria Tecnica Cavi S.R.L.                   (Incorporated - Italy, 85% ownership)
Cekan/CDT A/S                                   (Incorporated - Denmark)
Dearborn/CDT, Inc.                              (Incorporated - Delaware)
Hamilton USA, Inc. (d/b/a BoseLAN/CDT)          (Incorporated - California)
HEW-Kabel/CDT GmbH & Co. KG                     (German Partnership, 80% ownership)
HEW-Kabel/CDT Verwaltungs GMBH                  (Incorporated - Germany, 80% ownership)
HEW Skandinaviska AB                            (Incorporated - Sweden, 80% ownership)
NEK Kabel AB                                    (Incorporated - Sweden)
Network Essentials, Inc. (d/b/a Red Hawk/CDT)   (Incorporated - Delaware)
NORDX/CDT Australia Pty Limited                 (Incorporated - Australia)
NORDX/CDT Asia Limited                          (Incorporated - Hong Kong)
NORDX/CDT, Corp.                                (Incorporated - Delaware)
NORDX/CDT do Brasil Ltda                        (Incorporated - Brazil)
NORDX/CDT, Limited                              (Incorporated - United Kingdom)
NORDX/CDT, Inc.                                 (Incorporated - Canada)
NORDX/CDT - IP Corp.                            (Incorporated - Delaware)
NorLAN/CDT, Inc.                                (Incorporated - Canada)
Noslo Limited                                   (Incorporated - United Kingdom)
Orebro Kabel AB                                 (Incorporated - Sweden)
Raydex/CDT Limited                              (Incorporated - United Kingdom)
SKL, S.A.S.                                     (Incorporated - France, joint venture)
Stronglink/CDT Pty. Ltd.                        (Incorporated - Australia, 76% ownership)
Tennecast Company                               (Incorporated - Ohio)
Thermax/CDT, Inc.                               (Incorporated - Delaware)
Wire Group International, Limited               (Incorporated - United Kingdom)
X-Mark/CDT Inc.                                 (Incorporated - Pennsylvania)
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